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                                                                       EXHIBIT 6

                             JOINT FILING AGREEMENT

     The undersigned, and each of them, do hereby agree and consent to the filing of a single statement on behalf of all of them on Schedule 13D and amendments thereto, in accordance with the provisions of Rule 13d-1(f)(1) of the Securities Exchange Act of 1934, as amended.



Dated:  May 20, 1998            TSG2 L.P.

                                By: TSG2 Management, L.L.C., its general partner


                                By:   /s/ CHARLES H. ESSERMAN
                                     ------------------------------------------
                                     Charles H. Esserman, managing member


                                TSG2 Management, L.L.C.


                                By:   /s/ CHARLES H. ESSERMAN
                                     ------------------------------------------
                                     Charles H. Esserman, managing member


                                Shansby Partners, L.L.C.


                                By:   /s/ CHARLES H. ESSERMAN
                                     ------------------------------------------
                                     Charles H. Esserman, managing member


                                /s/ J. GARY SHANSBY
                                -----------------------------------------------
                                J. Gary Shansby


                                /s/ CHARLES H. ESSERMAN
                                -----------------------------------------------
                                Charles H. Esserman


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